                                                                   CONFIDENTIAL


THIS AGREEMENT HAS CONFIDENTIAL PORTIONS OMITTED, WHICH PORTIONS HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS AGREEMENT WITH "[TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]."
















                              AMENDED AND RESTATED

                        ADMINISTRATIVE SERVICES AGREEMENT

                                     BETWEEN

                                   SABRE INC.

                                       AND

                               TRAVELOCITY.COM LP


                                  MARCH 7, 2000

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                                                                   CONFIDENTIAL


                              AMENDED AND RESTATED
                        ADMINISTRATIVE SERVICES AGREEMENT
                        ---------------------------------

         THIS AMENDED AND RESTATED ADMINISTRATIVE SERVICES AGREEMENT (this "Agreement"), dated as of March 7, 2000 (the "Effective Date"), is between TRAVELOCITY.COM LP, a Delaware limited partnership ("TCY"), and SABRE INC., a Delaware corporation ("Sabre"). Sabre and TCY may each be referred to as a "Party" or collectively as the "Parties."

                                   BACKGROUND

         WHEREAS, in order to support TCY's ongoing business operations, TCY has requested that Sabre provide certain administrative services to TCY;

         WHEREAS, on the terms and subject to the conditions described in this Agreement, Sabre is willing to provide such services to TCY; and

         WHEREAS, this Agreement amends and restates, effective as of March 7, 2000, the Administrative Services Agreement, dated as of March 7, 2000, between TCY and Sabre.

         NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the adequacy of which is hereby acknowledged, the Parties agree as follows:

                       ARTICLE I. RELATIONSHIP MANAGEMENT

1.1 DESIGNATION. TCY designates its Chief Financial Officer as TCY's Representative, and Sabre designates its Vice President/Controller as Sabre's Representative, upon and after the Effective Date until changed by the designating Party. A Party may change its Representative by Notice to the other Party. A Party may rely on and deal with the Person who is designated as the other Party's Representative until Notice of change is given by the other Party.

1.2 REPRESENTATIVES' AUTHORITY. Each Party has authorized its Representative to conduct discussions and negotiations, make and communicate decisions, frame and pose questions or issues, and resolve Disputes on behalf of that Party relating to this Agreement. Though one Party's employees or agents other than its Representative may also take actions of the kinds described in the preceding sentence with the other Party's employees or agents other than its Representative, matters that require more formal discussions or negotiations between the Parties shall be addressed through and by the Representatives. Each Party and its Representative are entitled to rely on the actions and decisions of the other Party's Representative relating to this Agreement.

                              ARTICLE II. SERVICES

2.1 SERVICES. Sabre shall render, and TCY shall pay for, the Mandatory Services and, to the extent not discontinued in accordance with this Agreement, the Optional Services during the effectiveness of this Agreement. The Services are described on the Schedules, which are an integral part of this Agreement. The Services described in Schedule I and II are, unless otherwise indicated on such Schedules, Mandatory Services; the Services described on the other Schedules are Optional Services.

2.2 ADDING OPTIONAL SERVICES. At least [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED] prior to the beginning of each Sabre fiscal year, TCY may request in writing that Sabre perform any of the services listed on the attached EXHIBIT C as Optional Services and with respect to which the Parties have reached an agreement regarding the nature and scope of such additional Optional Services and

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                                                                   CONFIDENTIAL


         the period of time during which such additional Optional Services will be provided. Such agreement with respect to any additional Optional Services will be set forth in a written agreement which will contain the following information, as applicable: (a) a reference to this Agreement, which reference will be deemed to incorporate all of the provisions of this Agreement; (b) the date as of which the provisions of the agreement will become effective and, if applicable, the term or period of time during which the services or resources referenced therein will be provided; (c) a description of the services or resources to be provided by Sabre pursuant to the agreement; (d) a description of TCY's responsibilities relating to the agreement; (e) the monthly amounts payable for the Optional Service provided, determined in a manner consistent with the calculations made pursuant to ARTICLE 4 of this Agreement; and (f) any additional provisions that are not otherwise set forth in this Agreement or that are exceptions to the provisions set forth in this Agreement.

2.3 RECLASSIFICATION OF MANDATORY SERVICES. A Mandatory Service may be reclassified as an Optional Service upon notification of TCY of Sabre's determination that Sabre no longer bears, and is not subject to, the legal, contractual, and tax-related risks and obligations which made necessary or appropriate Sabre's provision of the Mandatory Services to TCY.

2.4 MANNER AND PLACE OF PERFORMANCE. Sabre has full discretion about how and where to render each Service as that Service is so described. Sabre and the TCY Companies shall afford access to their respective premises as necessary or reasonably appropriate to permit a Service or Task to be rendered.

2.5 RECIPIENTS OF SERVICES. The Services shall be rendered solely to, or for the direct benefit of, TCY and the TCY Companies. Neither TCY nor any TCY Company may assign, license, or otherwise transfer or provide, whether for or without consideration, any right to any Service, in whole or in part, to any Person other than TCY or any TCY Company; provided, however, that Sabre shall not be required to provide any Services to or for the benefit of a TCY Company unless TCY has Notified Sabre that TCY has acquired Control over the TCY Company and Sabre and TCY have negotiated in good faith, and executed, a supplement to this Agreement for the purpose of modifying the Services, and the Price pertaining to Services, with respect to such TCY Company.

2.6      SERVICE SUBCONTRACTS.

         (a)     Sabre may, without any consent or approval of TCY,

                 (i) Subcontract any Service, in whole or in part, to any Person, including any Affiliate of Sabre,

                 (ii)     amend any Service Subcontract, or

                 (iii) cease to Subcontract any Service, in whole or in part.

                 Sabre shall provide reasonable notice to TCY of any material changes in Service Subcontracts made after the Effective Date.

         (b) Sabre shall remain responsible for the rendering to TCY of any Service that is Subcontracted, in whole or in part. Also, except as described in SECTION 11.4(b), Sabre shall be solely responsible for its obligations to the Subcontractor (including any applicable Subcontract Termination Penalty) under each Service Subcontract.

         (c) If Sabre has subcontracted a Service to AA, and AA changes the scope or nature of any Service or Task that it provides to Sabre under the relevant Services Subcontract, then, following reasonable notice to TCY, Sabre may make a corresponding change in the scope or nature of the affected Service or Task.

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                                                                   CONFIDENTIAL


2.7 INFORMATION REGARDING SERVICES. Each Party shall make available to the other Party any information required or reasonably requested by that other Party regarding the performance of any Service and shall be responsible for timely providing that information and for the accuracy and completeness of that information. But a Party shall not be liable for not providing any information that is subject to a confidentiality obligation owed by it to a Person other than an Affiliate of it or the other Party. A Party shall not be liable for any impairment of any Service caused by its not receiving information, either timely or at all, or by its receiving inaccurate or incomplete information from the other Party that is required or reasonably requested regarding that Service.

2.8 LEGAL SERVICES. The Service described in one of the Schedules as "legal services" consists of Sabre's making the Legal Staff available for engagement by TCY and the TCY Companies for their legal matters. The engagement, services, or withdrawal of any of the Legal Staff regarding a particular legal matter for TCY or any of the TCY Companies, as well as certain of the Prices for those legal services, are governed by and subject to the Legal Staff's professional or ethical obligations.

2.9 WARRANTY DISCLAIMER. SABRE MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, REGARDING ANY SERVICE OR TASK OTHER THAN AS STATED IN THIS AGREEMENT. SABRE SPECIFICALLY DISCLAIMS ALL IMPLIED WARRANTIES, INCLUDING WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, REGARDING THE SERVICES.


                ARTICLE III. DISCONTINUANCE OF OPTIONAL SERVICES

3.1 PROCEDURE. Either Party may discontinue or terminate any Optional Service effective as of June 1 or December 1 of any year by providing six (6) months' prior Notice to the other Party (and termination of such Optional Service will be effective as of, but not before, the following December 1 or June 1, respectively and as applicable). Unless mutually agreed by the Parties, neither Party may discontinue or terminate any of the individual Tasks which comprise an Optional Service without terminating the entire Optional Service. A Notice of discontinuance may refer to more than one Optional Service. Any Optional Service that is the subject of a Notice of discontinuance shall continue to be rendered by Sabre until the effective date of the discontinuance, and TCY shall pay for that Optional Service rendered until that date. A Party may not unilaterally rescind its Notice of discontinuance.

3.2 IMPOSSIBLE OPTIONAL SERVICES. If either Party reasonably determines that the discontinuance of any Optional Service would make it functionally impossible to continue any other Optional Service, in whole or in part, that Party shall promptly Notify the other of that determination. Any Optional Service that so becomes functionally impossible to render shall be deemed discontinued effective upon the date of discontinuance of the Optional Service or Optional Services that caused that impossibility.

3.3 TRANSITION ASSISTANCE. For up to [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED] after the effective date of discontinuance of an Optional Service, Sabre shall comply with TCY's reasonable requests for assistance in TCY's engaging or training another Person or Persons to provide, and for records and other information relating to, that discontinued Optional Service. If Sabre discontinues that Optional Service, it shall comply with those requests at its own expense. If TCY discontinues that Optional Service, it shall pay for Sabre's compliance with those requests by:

         (a) reimbursing Sabre all of its resulting reasonable out-of-pocket expenses, and

         (b) paying Sabre for the resulting time or activities of Sabre's personnel on a time and materials basis.

         Invoicing and payment for transition assistance shall be in accordance with ARTICLE 6. Sabre may cease providing transition assistance, immediately upon Notice to TCY, if TCY has not paid the amount

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                                                                   CONFIDENTIAL


         described in a Nonpayment Notice by the [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED] after the Nonpayment Notice was given.

3.4 REINSTATEMENT OF DISCONTINUED SERVICE. Neither Party may unilaterally reinstate any Optional Service that has been discontinued under this Agreement.


                               ARTICLE IV. PRICES

4.1 BUDGETED COST ALLOCATION. The monthly prices for the Services will be determined as follows:

         (a) Prior to the beginning of each calendar year occurring (in whole or part) during the term of this Agreement, Sabre will determine

[TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]

         (b) For each calendar month during the term of this Agreement, the monthly price for each Service shall be determined as follows:

                 (i) The monthly Price for each Optional Service (or Tasks) will be calculated as follows: (a) 1.10 times
                          (b) the Budgeted Service Costs for such category of Optional Service (or Tasks), for the calendar year in which the calendar month occurs, [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]

                 (ii) The monthly Price for each Mandatory Service will be calculated as follows: (a) the Budgeted Service Costs for such category of Mandatory Service for the calendar year in which the calendar month occurs, [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]

          (c) Sabre will promptly notify TCY of Sabre's determination of Budgeted Service Costs and the TCY Allocable Percentage, for each category of Services (or Tasks), and permit TCY a reasonable opportunity to discuss such determinations with Sabre.

4.2 COST ALLOCATION TRUE-UP. During each calendar year of the Agreement, Sabre will determine, in a manner consistent with its customary practices, the costs allocable to TCY's use of Services. For purposes of the remainder of this SECTION 4.2, the costs allocable to TCY's use of Optional Services (other than AMR Pass-through Services) will be equal to [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED] of the costs determined pursuant to the preceding sentence. If either Party believes that, for any [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED] ending [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED] or [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED] of any calendar year, the costs allocable to TCY's use of Services were at least [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED] greater than or less than the amounts paid by TCY during such [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED], pursuant to SECTION 4.1(b) and ARTICLE VI, then such Party may request, within [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED] after the end of the period in question, Sabre's calculation of such allocable costs and a comparison with such amounts paid. If the calculation confirms a differential between such allocable costs and such amounts paid of more than [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED], then the Party that benefited from such over-payment or underpayment will pay the entire differential
         (not just that portion of the differential that is more than the [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED] margin) to the other Party within [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED] of the completion of the calculation. In addition, in such event, if the differential between actual allocable costs, and amounts paid,

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                                                                   CONFIDENTIAL


         during the [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED], would likely continue during the next [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED], then the Parties shall negotiate in good faith to adjust the monthly price for Services, pursuant to SECTION 4.1(b), in order to eliminate such differential for the next [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED].

4.3 SPECIAL PROVISIONS APPLICABLE TO LEGAL SERVICES. With respect to the legal services described in SCHEDULE VIII: (a) for periods beginning after June 30, 2000, the TCY Applicable Percentage will be calculated based on the assumption that the services of outside (non-Sabre) attorneys will not be included in the legal services described in
         SCHEDULE VIII; therefore the TCY Applicable Percentage in SCHEDULE XIV shall decline to 3.9% effective July 1, 2000; (b) for purposes of
         Section 4.2, the costs allocable to TCY's use of legal services rendered by outside (non-Sabre) attorneys will be equal to 100%, rather than 110%, of allocable costs, and (c) the costs allocable to TCY's use of legal services rendered by in-house attorneys at Sabre shall be established on an hourly basis, at the internal billing rates established by Sabre, from time to time, for those Sabre attorneys who provide such legal services. Sabre has provided TCY with a list of the internal billing rates currently in effect for such Sabre attorneys, and will provide TCY with a revised list within thirty (30) days after the effective date of any changes in the internal billing rates.

                          ARTICLE V. EXPENSES AND TAXES

5.1 EXPENSES. Each Party shall be solely responsible for its costs and expenses incurred in performing its obligations and exercising its rights and remedies under this Agreement, except as otherwise provided in this Agreement.

5.2 TAXES. The Parties shall be responsible for tax payments or liabilities relating to this Agreement as follows:

         (a) Each Party shall be responsible for its income and franchise taxes and for all other taxes (however described) based on its own income or earnings.

         (b) TCY shall be responsible for all sales, use, and similar taxes (however described) applicable to the Services, in whole or in part. This obligation includes TCY's paying the sales taxes identified in Sabre's invoices submitted to TCY for the Services.

                 (i) TCY shall indemnify Sabre, in accordance with SECTION 11.4(c)(ii), against any taxes of this kind assessed or levied against, or paid by, Sabre and any other related Damages of Sabre.

                 (ii) If Sabre receives an assessment from a taxing authority covering taxes for which TCY is responsible under this SECTION 5.2(b), Sabre shall Notify TCY of the assessment and, at TCY's request, timely contest the assessment. If payment to the taxing authority is required by law as a condition to protest, TCY shall timely furnish Sabre the required amount for that payment.

                 (iii) If TCY believes it has overpaid taxes to Sabre for any of the Services (in whole or in part), TCY may require Sabre to file a claim for a refund at TCY's expense. If permitted by law, Sabre may assign any right to a refund directly to TCY instead of filing a refund claim. Any refund of taxes (including any interest) received by Sabre under this SECTION 5.2(b)(iii) shall be promptly forwarded to TCY.

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                                                                   CONFIDENTIAL


                 (iv) Before Sabre is required to pursue any action requested by TCY under this SECTION 5.2(b), Sabre may at any time require TCY to deliver a letter of advice from outside counsel (selected by TCY) stating that TCY's tax position is reasonable.

                 (v) Except as stated in the next sentence, any Dispute between the Parties regarding the application of any taxes of this kind to any Service (in whole or in part) shall be resolved by the Dispute Resolution Procedure. Any Dispute as to the amount of tax (if any) owed to a taxing authority, including a Dispute between a Party and the taxing authority, need not be resolved by the Dispute Resolution Procedure, but may be resolved by any appropriate administrative or legal procedure available to a Party or the Parties under this Agreement apart from the Dispute Resolution Procedure.

         (c) Each Party shall be responsible for all real property, personal property, and other taxes (however described) based on its owned or leased property, whether real or personal.

         (d) Each Party shall be responsible for all employment-related taxes (however described) regarding its own employees.

         Each Party shall cooperate with any reasonable request of the other Party to restructure any Service, in whole or in part, or to take any other reasonable action to avoid or minimize any duplicate taxes that might be imposed; the requesting Party shall bear the expenses of the other Party's compliance.


                               ARTICLE VI. PAYMENT

6.1 INVOICES. Sabre shall submit to TCY monthly one or more invoices for the Services. Each invoice shall indicate:

         (a)     The amount charged for each Service covered by that invoice;
                 and

         (b) if that invoice includes any credit or offset for TCY, the amount and purpose of that credit or offset.

         Each invoice should also indicate the sales, use, or similar taxes being collected on each Service, or part of a Service, that Sabre believes to be so taxable. An invoice may cover more than one Service.

6.2      PAYMENT. TCY shall pay the amount of each invoice within [TEXT OMITTED
         - CONFIDENTIAL TREATMENT REQUESTED] after the date of that invoice. TCY shall pay the invoiced amount even if TCY disputes all or a portion of that amount, unless Sabre has agreed on or before the due date to accept a different amount.

6.3 METHOD OF PAYMENT. TCY shall pay Sabre by wire transfer of immediately available funds to an account or accounts designated by Sabre. All payments shall be made in United States currency.

6.4 INTEREST. Sabre may charge interest on any past due invoiced amount at the [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED] from the due date until paid in full with accrued interest. Any payment of interest only is not a cure or Sabre's sole remedy for nonpayment of any invoiced amount that is due.

6.5 NONPAYMENT NOTICE. If Sabre does not receive the full payment of any invoice (and has not agreed to accept a different amount), it may give TCY a Nonpayment Notice. TCY shall pay the amount described in the Nonpayment Notice by the [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED] after that Nonpayment Notice is given.

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                                       7

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                  ARTICLE VII. CONFIDENTIALITY AND AUDIT RIGHTS

7.1      CONFIDENTIALITY.

         (a) OWNERSHIP; SCOPE OF OBLIGATION. As between the Parties, the Confidential Information of each Party will remain its sole property. Confidential Information will be used by the recipient Party only for purposes of this Agreement. Each Party will hold the Confidential Information of the other Party in strict confidence and protect such Confidential Information from disclosure using the same care it uses to protect is own confidential information of like importance, but not less than reasonable care. No Confidential Information will be disclosed by the recipient Party without the prior written consent of the other Party, except that each Party may disclose this Agreement and the other Party's Confidential Information to its directors, employees, attorneys, agents, auditors, insurers and subcontractors who require access to such information in connection with their employment or engagement and who are obligated to keep such information confidential in a manner no less restrictive than as set forth in this SECTION 7.1. The Party employing or engaging such Persons is responsible and liable for their compliance with such confidentiality obligations.

         (b) EXCEPTIONS. This Agreement does not prevent or restrict use or disclosure by the recipient Party of Confidential Information of the disclosing Party that (i) was in the public domain when communicated to the recipient Party, (ii) enters the public domain through no fault of the recipient Party, (iii) was in recipient Party's possession free of any obligation of confidence when communicated to the recipient Party or (iv) was rightfully communicated to the recipient Party by a Third Party free of any obligation of confidence to the disclosing Party. If Confidential Information is required to be disclosed by law or a Governmental Authority, including pursuant to a subpoena or court order, such Confidential Information may be disclosed, provided that the Party required to disclose the Confidential Information (i) promptly notifies the disclosing Party of the disclosure requirement, (ii) cooperates with the disclosing Party's reasonable efforts to resist or narrow the disclosure and to obtain an order or other reliable assurance that confidential treatment will be accorded the disclosing Party's Confidential Information, and (iii) furnishes only Confidential Information that the Party is legally compelled to disclose according to advice of its legal counsel. Upon written request at the expiration or termination of this Agreement, all documented Confidential Information (and all copies thereof) owned by the requesting Party will be returned to it or destroyed by the recipient Party, with written certification thereof.

7.2      AUDIT RIGHTS.

         (a) GENERAL. Auditors designated by TCY, and who agree in writing to the security and confidentiality obligations and procedures required by Sabre, will be provided with reasonable access to locations from which Sabre provides Services to enable them to audit Sabre's activities under this Agreement, including verifying that Services are being provided in accordance with this Agreement. The auditors must be internationally recognized firms and TCY may not designate any auditor who, in Sabre's reasonable opinion, is a competitor of, or affiliated with a competitor of, Sabre or its Subsidiaries. TCY will be responsible for compensating its auditors.

         (b) PROCEDURES. Such audits may be conducted once a year during reasonable business hours. TCY will provide Sabre with at least thirty (30) days prior written notice of an audit. Sabre will cooperate with the audit, will make the information reasonably required to conduct the audit available on a timely basis and will assist the designated employees of TCY's auditors as reasonably necessary. Sabre will not be required to provide access to the proprietary data of Sabre or other Sabre customers. All information learned or exchanged in connection with the conduct of an audit, as well as the results of any audit, is Confidential Information of Sabre.

                                       8

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                                                                   CONFIDENTIAL


         (c) RESULTS. TCY will provide Sabre copies and results of each audit. The Parties will review the results of an audit, will identify all relevant audit issues and will determine (i) what, if any, actions will be taken in response to such audit issues, and (ii) which Party will be responsible for the cost of taking the actions necessary to resolve such issues.

         (d) RECORDS RETENTION. Each Party shall create and maintain accurate records regarding the Services rendered and the amounts charged and paid or received under this Agreement. Sabre's records shall include information regarding the determination of the cost or the cost allocation for each Service rendered. Each Party's records regarding:

                 (i) the Services rendered, as of the Effective Date, shall be of substantially the same kinds as that Party has created and maintained regarding those Services before the Effective Date; and

                 (ii) the Services, as changed after the Effective Date in accordance with this Agreement, shall be of the kinds that are reasonable, and consistent with the other business records created and maintained by that Party, regarding services like those Services.

                 Each Party shall create and maintain those records with the same degree of completeness and care as it maintains its other similar business records. Each Party shall maintain those records for the time or times required by applicable law or regulation, except that a party shall, upon request of the other Party, maintain any of those records for a longer time if the requesting Party pays the additional expenses incurred in complying with that request.


                       ARTICLE VIII. PARTIES' RELATIONSHIP

8.1 INDEPENDENT. The Parties are independent; each has sole authority and control of the manner of, and is responsible for, its performance of this Agreement. This Agreement does not create or evidence a partnership or joint venture between the Parties. Neither Party may create or incur any liability or obligation for or on behalf of the other Party, except as described in this Agreement and any other written agreement between the Parties. This Agreement does not restrict Sabre from providing or rendering any services, including services like the Services, to any other Person; nothing in this Agreement, however, gives Sabre the right to provide or render any services in violation of any other agreement entered into by the Parties.

8.2 EMPLOYEES. Except as described in SECTION 11.4(b) or SECTION 11.4(c) of this Agreement, for the purposes of this Agreement:

         (a) each Party is solely responsible for its own employees or agents, including the actions or omissions and the compensation of those employees and agents, and

         (b) neither Party has any authority with respect to any of the other Party's employees or agents.

8.3 AUTHORITY AND ENFORCEABILITY. Each Party warrants to the other Party that:

         (a) it has the requisite corporate authority to enter into and perform this Agreement;

         (b) its execution, delivery, and performance of this Agreement have been duly authorized by all requisite corporate action on its behalf;

         (c)     this Agreement is enforceable against it; and

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                                                                    CONFIDENTIAL


         (d) it has obtained all consents or approvals of Governmental Authorities and other Persons that are conditions to its entering into this Agreement.

8.4 THIRD-PARTY CONSENTS. Each Party shall be responsible for obtaining and maintaining any licenses, permits, consents, or approvals of Governmental Authorities and other Persons necessary or appropriate for it to perform its obligations under this Agreement.

8.5 THIRD-PARTY-RELATED ARRANGEMENTS. The Parties also have certain arrangements and agreements relating to certain of the Services provided by an Effective Date Service Subcontract or provided directly by Sabre but involving an agreement with a third party. The Parties currently expect that the matters or issues addressed by those arrangements or agreements will need to continue to be addressed -- whether in the same or in a different manner -- upon Expiration or the termination of this Agreement or the discontinuance of certain Optional Services. Hence, before and upon any of those events, each Party shall use its Reasonable Efforts to change, renegotiate, replace, sever, or assign, as the Parties mutually agree, those arrangements or agreements as necessary to so address those matters or issues and to equitably allocate to the respective Parties -- in accordance with their respective assets and businesses -- the benefits and the obligations of those arrangements or agreements upon and after the occurrence of any of those events.

8.6 FURTHER ASSURANCES. Each Party shall take such actions, upon request of the other Party and in addition to the actions specified in this Agreement, as may be necessary or reasonably appropriate to implement or give effect to this Agreement.


                                ARTICLE IX. TERM

9.1 STATED TERM. This Agreement commences on the Effective Date and will continue in effect until 11:59 p.m. on March 6, 2015, unless terminated earlier by one or both of the Parties in accordance with ARTICLE 10.

9.2 RENEWAL. The Parties may consent to successive [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED] by following this procedure: If TCY wishes to renew the term of this Agreement, it shall Notify Sabre of that intention no later than [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED] (and no more than [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]) prior to the end of the then-current term of this Agreement. If Sabre wishes to concur with that renewal, it shall Notify TCY of that concurrence within [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED] of receipt of the Notice delivered by Sabre pursuant to the previous sentence. If no Notice of intent to renew or no concurrence is given, this Agreement will Expire when the then-current term expires.

9.3 TRANSITION ASSISTANCE. For a period of up to [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED] after Expiration, Sabre shall comply with TCY's reasonable requests for assistance in engaging or training another Person or Persons to provide, and for records and other information relating to, the Services rendered by Sabre immediately preceding that Expiration. TCY shall reimburse and pay Sabre's Transition Charges in accordance with invoices submitted to TCY by Sabre. ARTICLE 6 shall apply in this situation as though this Agreement had not Expired. Sabre may cease providing transition assistance, immediately upon Notice to TCY, if TCY has not paid the amount described in a Nonpayment Notice by the [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED] after the Nonpayment Notice was given. If the records or other information provided by Sabre are Confidential Information, SECTION 7.1 shall also apply as though this Agreement had not Expired.


                             ARTICLE X. TERMINATION

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                                                                    CONFIDENTIAL


10.1 TERMINATION EVENTS. This Agreement may be terminated, without liability to the Party terminating:

         (a) By either Party, upon [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]' Notice to the other, at any time upon or after the Parties cease to be Affiliates.

         (b)      By a Party, immediately upon Notice to the other Party, if:

                  (i) that other Party makes a general assignment of all or substantially all of its assets for the benefit of its creditors;

                  (ii) that other Party applies for, consents to, or acquiesces in the appointment of a receiver, trustee, custodian, or liquidator for its business or all or substantially all of its assets;

                  (iii) that other Party files, or consents to or acquiesces in, a petition seeking relief or reorganization under any bankruptcy or insolvency laws; or

                  (iv) a petition seeking relief or reorganization under any bankruptcy or insolvency laws is filed against that other Party and is not dismissed within [TEXT
                           OMITTED - CONFIDENTIAL TREATMENT REQUESTED] after it was filed.

         (c) By a Party, immediately upon Notice to the other Party, if that other Party's material breach of this Agreement continues uncured or uncorrected for [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED] after both the nature of that breach and the necessary cure or correction has been agreed upon by the Parties or otherwise determined by the Dispute Resolution Procedure. But if:

                  (i) the Parties agree or it is determined by the Dispute Resolution Procedure that the material breach is not capable of being cured or corrected, the termination shall be effective immediately upon Notice, without any cure period; or

                  (ii) the breaching Party (A) reasonably requires longer than [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED] to cure or correct -- such as when the applicable Service Subcontract permits the Subcontractor longer than [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED] to cure or correct -- and (B) Notifies the non-breaching Party of the circumstances, then the cure period shall be extended for the reasonable time so required, so long as during that time the breaching Party diligently acts to effect that cure or correction; provided, however, that in no event shall this SECTION 10.1(c)(ii) apply to TCY's obligation to make payments to Sabre under this Agreement.

                  A non-breaching Party's exercise of the remedy described in this SECTION 10.1(c) shall be conditioned upon its giving a Breach Notice to the other Party.

         (d) By Sabre, immediately upon Notice to TCY, if TCY has not paid the amount described in a Nonpayment Notice by the [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED] after that Nonpayment Notice was given.

         A Party may not terminate this Agreement if the event or circumstance described above in this SECTION 10.1, upon which that Party would rely in so terminating, was caused by that Party's breach of this Agreement.

10.2 NONEXCLUSIVE. The termination rights under SECTIONS 10.1(c) and 10.1(d) are not exclusive of any other right or remedy of a non-breaching Party granted in this Agreement.

                                                                    CONFIDENTIAL


10.3     CONSEQUENCES OF TERMINATION.  Upon termination of this Agreement:

         (a)      Under SECTION 10.1(a) or by TCY under SECTION 10.1(c):

                  (i) During the Transition Period Sabre shall continue to render, and TCY shall pay for, each Service reasonably requested by TCY until terminated by either Party in accordance with SECTIONS 10.3(a)(ii) and 10.3(a)(iii). Except as stated in SECTION 10.3(a)(ii), the terms of this Agreement shall continue to apply during the Transition Period as though no termination of this Agreement had occurred.

                  (ii) The Price for each Service during the Transition Period shall be the same as in effect immediately preceding the Termination Date. During the Transition Period, any Service (including a Mandatory Service), but not any one or more of the Tasks separately, may be terminated by (A) TCY, for any reason, by [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED] Notice to Sabre, or (B) Sabre, if TCY has not paid the amount described in a Nonpayment Notice by [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED] after the Nonpayment Notice was given. Any Service that is the subject of a Notice of termination shall continue to be rendered by Sabre until the effective date of that termination, and TCY shall pay for that Service rendered through that date. Neither Party may unilaterally rescind a Notice of termination.

                  (iii) If either Party reasonably determines that the termination of any Service during the Transition Period would make it functionally impossible to continue any other Service during the Transition Period, that Party shall promptly Notify the other Party of that determination; any Service that so becomes functionally impossible to render shall be deemed terminated effective upon the date of termination of the Service that caused that impossibility. Neither Party may unilaterally reinstate any Service that has been terminated as of the Termination Date or during the Transition Period.

         (b) Under SECTION 10.1(b), during the Transition Period Sabre shall comply with TCY's reasonable requests for assistance in TCY's engaging or training another Person or Persons to provide, and for records and other information relating to, each Service in effect immediately preceding the Termination Date. If Sabre terminates this Agreement, Sabre shall comply with those requests at its own expense. If TCY terminates this Agreement, TCY shall reimburse and pay Sabre's Transition Charges in accordance with invoices submitted to TCY by Sabre.
                  ARTICLE 6 shall apply in this situation as though this Agreement had not been terminated. When TCY is obligated to reimburse and pay Sabre's Transition Charges, Sabre may cease providing transition assistance, immediately upon Notice to TCY, if TCY has not paid the amount described in a Nonpayment Notice by the [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED] after the Nonpayment Notice was given. If the records or other information provided by Sabre are Confidential Information, SECTION 7.1 shall also apply as though this Agreement had not been terminated.

         (c) Under SECTION 10.1(d) or by Sabre under SECTION 10.1(c), then Sabre shall have no obligation to provide any continued Services or transition assistance as described above in this
                  SECTION 10.3.


                       ARTICLE XI. LIABILITY AND REMEDIES

11.1 WARRANTIES. Each Party's warranties in this Agreement are made solely to and for the benefit of the other Party and, to the extent described in this Agreement, the TCY Companies. No Person other than a Party

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                                                                    CONFIDENTIAL


         may make a claim based on the other Party's warranties under this Agreement; any claim by a TCY Company shall be made by TCY.

11.2 NONCONFORMING SERVICES. TCY shall promptly Notify Sabre of any Deficiency in any Service or Task, whether rendered by Sabre or a Subcontractor. To the extent Sabre agrees, or it is otherwise determined by the Dispute Resolution Procedure, that a Service or Task was or is a Nonconforming Service, Sabre shall use its Reasonable Efforts promptly to cure or correct, or cause its Subcontractor to cure or correct, the Deficiency to the extent it may then be cured or corrected.

         (a) If the Deficiency was, or was the result of, Sabre's negligence, Sabre shall not be responsible or liable for any resulting Damages of TCY; provided, however, that if Sabre performs on its own behalf a service that is substantially similar to Service or Task which is the subject of the Deficiency, and Sabre has not been negligent in performing such substantially similar service on its own behalf, then subject to SECTION 11.3 below, Sabre shall be responsible or liable for TCY's resulting damages in an amount up to:

                  (i) if Sabre's liability is determined (by the Parties' agreement or the Dispute Resolution Procedure) after the calendar year in which the Deficiency occurred, [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]

                  (ii) if Sabre's liability is determined during the calendar year in which the Deficiency occurred, the greater of [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]

         [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]

         (b) If the Deficiency was, or was the result of, Sabre's or a Subcontractor's gross negligence (including recklessness) or willful misconduct, or a Subcontractor's negligence, then, subject to SECTION 11.2(c) and SECTION 11.3 below, Sabre shall be responsible or liable for TCY's resulting Damages in an amount up to:

[TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]

         (c) If the Deficiency was, or was the result of, a Subcontractor's negligence, gross negligence (including recklessness) or willful misconduct, then the additional limitations of this
                  SECTION 11.2(c) shall apply. In such event, Sabre's responsibility or liability to TCY for Damages resulting from such Deficiency shall not exceed [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED] In lieu of seeking to recover damages from the relevant Subcontractor, Sabre has the right, but not the obligation, to assign to TCY Sabre's right to recover such damages from such Subcontractor.

11.3     [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]

11.4 INDEMNITIES FOR CERTAIN BREACHES AND OTHER MATTERS. The following shall apply to any breach of, and certain other Damages relating to, this Agreement, other than a Deficiency for which Sabre has no liability for Damages under SECTION 11.2(a) or a nonpayment by TCY of any amount relating to an invoice:

         (a) Subject to the limits on liability described in SECTION 11.2(b) AND (c), if that Section is applicable, each Party shall indemnify the other Party against all Damages of the Indemnified Party, or any of its Indemnified Agents, resulting from or relating to:

                                                                    CONFIDENTIAL


                  (i) any breach of this Agreement, including a breach of any warranty in this Agreement, by the Indemnifying Party;

                  (ii) any Proceedings relating to a breach of this Agreement by the Indemnifying Party; and

                  (iii) the actions or omissions of the Indemnifying Party's employees or agents under or in connection with this Agreement, except as described in SECTIONS 11.4(b) and 11.4(c).

         (b) TCY shall also indemnify Sabre against all Damages of Sabre or any of its Indemnified Agents, including any Subcontract Termination Penalty, under or relating to any Service Subcontract resulting from:

                  (i) any violation by TCY of any obligation imposed on it under that Service Subcontract;

                  (ii) the actions or omissions of TCY's employees or agents under or in connection with that Service Subcontract;

                  (iii) TCY's discontinuance of any Optional Service that Sabre renders, in whole or in part, by that Service Subcontract, even if permitted by ARTICLE 3;

                  (iv) TCY's performing itself or obtaining from any Person other than Sabre or its Subcontractor any service or services to supplement or substitute for any Optional Service that Sabre renders, in whole or in part, by that Service Subcontract;

                  (v) the actions, omissions or claims of any client or customer of TCY or any Person to whom TCY provides goods or services; or

                  (vi) the termination of this Agreement other than a termination by TCY under SECTIONS 10.1(a), 10.1(b) or 10.1(c).

         (c) TCY shall also indemnify Sabre against all Damages of Sabre or any of its Indemnified Agents resulting from or relating to:

                  (i) the actions or omissions of any of the Legal Staff that are directed by TCY or any TCY Company within the scope of that lawyer's or paralegal's engagement for any legal matter of TCY or any TCY Company; or

                  (ii) any sales, use, or similar taxes (however described) applicable to any of the Services, in whole or in part, that are assessed or levied against or paid by Sabre.

         (d) The indemnification obligations in SECTIONS 11.4(a), 11.4(b), and 11.4(c) shall be extinguished to the extent that the Damages of the other Party, or any of its Indemnified Agents for whom or which the other Party is seeking indemnification, were caused by the gross negligence (including recklessness) or willful misconduct of the Person for whom or which indemnification is sought. THE ORDINARY NEGLIGENCE OF A PERSON OR THE JOINT OR CONCURRENT ORDINARY NEGLIGENCE OF PERSONS SHALL NOT PRECLUDE THAT PERSON OR ANY OF THOSE PERSONS FROM RECEIVING THE BENEFITS OF INDEMNIFICATION UNDER THIS AGREEMENT.

         (e) If an Indemnification Claim is not based on a Third-Party Claim, the Indemnified Party shall give an Indemnification Claim Notice promptly after the event constituting the basis for the Indemnification Claim; its failure to do so, however, shall relieve the Indemnifying Party of its indemnification obligations only to the extent the Indemnifying Party is actually prejudiced by that

                                                                    CONFIDENTIAL


                  failure. If the Indemnified Party gives an Indemnification Claim Notice regarding an Indemnification Claim not based on a Third-Party Claim, the Indemnifying Party shall Notify the Indemnified Party within the Indemnification Response Period whether the Indemnifying Party disputes all or any portion of the Indemnification Claim. If the Indemnifying Party does not give that dispute Notice or agrees to accept liability for all or a portion of the Indemnification Claim, the Indemnification Claim, or the agreed portion of that Indemnification Claim, shall be the Indemnifying Party's liability. Otherwise, the Indemnification Claim shall be deemed a Dispute to be resolved by the Dispute Resolution Procedure.

         (f)      If an Indemnification Claim is based on a Third-Party Claim:

                  (i) The Indemnified Party shall give an Indemnification Claim Notice promptly after it receives the Third-Party Claim. The failure of an Indemnified Party to timely give an Indemnification Claim Notice shall relieve the Indemnifying Party of its indemnification obligations only to the extent the Indemnifying Party is actually prejudiced by that failure.

                  (ii) The Indemnifying Party shall be entitled to defend the Third-Party Claim, with its chosen counsel and at its own expense, if (A) the Third-Party Claim seeks only monetary relief, and not an injunction or other equitable relief, against the Indemnified Party, and
                           (B) the Indemnifying Party elects to assume, and diligently conducts, that defense. The Indemnifying Party's election to defend shall be given by Notice to the Indemnified Party within the Indemnification Response Period. If the Indemnifying Party conducts the defense, the Indemnified Party may participate in that defense with its own counsel and at its own expense.

                  (iii) If the Indemnifying Party does not elect to defend the Third-Party Claim by Notice within the Indemnification Response Period, or if the Indemnifying Party does not diligently conduct the defense, the Indemnified Party shall be entitled, upon further Notice to the Indemnifying Party, to defend the Third-Party Claim on behalf of, and for the account and risk of, the Indemnifying Party (if it is determined that the Indemnifying Party has an indemnification obligation regarding that Indemnification Claim). In this circumstance, the Indemnifying Party may participate in the defense with its own counsel and at its own expense.

                  (iv) If there is a conflict of interest that makes it inappropriate for the same counsel to represent the Indemnifying Party and the Indemnified Party in defending the Third-Party Claim, the Indemnifying Party shall pay for separate counsel for the Indemnified Party.

                  (v) The Indemnifying Party defending a Third-Party Claim may compromise, settle, or resolve that Third-Party Claim without the Indemnified Party's consent if the compromise, settlement, or resolution involves only the payment of money by the Indemnifying Party (whether on its own behalf or behalf of the Indemnified Party) and the third-party claimant provides the Indemnified Party a release from all liability regarding the Third-Party Claim. Otherwise, the Indemnifying Party may not compromise, settle, or resolve the Third-Party Claim without the Indemnified Party's Reasonable Consent.

                  (vi) The Indemnifying Party and the Indemnified Party shall cooperate with all reasonable requests of the other in defending any Third-Party Claim.

11.5 TIME FOR CLAIMS. TCY may make a claim against Sabre for the cure or correction of any Deficiency only within [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED] after the Deficiency

                                                                    CONFIDENTIAL


         occurred; any Deficiency shall be deemed to have occurred when the particular Nonconforming Service was rendered. A Party may make an Indemnification Claim

         (a) not based on a Third-Party Claim, only within [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED] after the breach or other event constituting the basis for that Indemnification Claim occurred, even if not discovered until after that [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED], or

         (b)      based on a Third-Party Claim, at any time.

11.6 EQUITABLE RELIEF. To the extent that monetary relief is not a sufficient remedy for any breach of this Agreement, or upon any breach or impending breach of SECTION 7.1, the non-breaching Party shall be entitled to injunctive relief as a remedy for that breach or impending breach by the other Party, in addition to any other remedies granted to the non-breaching Party in this Agreement.

11.7 EXCLUSIVE REMEDIES. Except for the termination right stated in ARTICLE 10 and the relief described in SECTIONS 5.2(b) and 12.8(d) and in the Dispute Resolution Procedure, the remedies described in this ARTICLE 11 are the exclusive rights and remedies of a Party regarding any breach of this Agreement or any matter that may be the subject of an Indemnification Claim.

11.8 WAIVER OF REMEDIES. No forbearance, delay, or indulgence by either Party in enforcing this Agreement -- within the applicable time limits stated in this Agreement -- shall prejudice the rights or remedies of that Party. No waiver of a Party's rights or remedies regarding a particular breach of this Agreement constitutes a waiver of those rights or remedies, or any other rights or remedies, regarding any other or any subsequent breach of this Agreement.

11.9 CUMULATIVE REMEDIES. A Party's election to pursue a right or remedy granted in this Agreement upon the other Party's breach of this Agreement shall not preclude the non-breaching Party from pursuing other rights or remedies granted to that Party in this Agreement that are applicable to that breach under this Agreement.


                           ARTICLE XII. MISCELLANEOUS

12.1 ENTIRE AGREEMENT; SURVIVAL. This Agreement (including the Definitional Appendix, Exhibits and Schedules attached hereto, each of which is incorporated into this Agreement by this reference) constitutes the full and complete statement of the agreement of the Parties with respect to the subject matter hereof and supersedes any previous agreements, understandings or communications, whether written or oral, relating to such subject matter. Any provision of this Agreement which contemplates performance or observance subsequent to any termination or expiration of this Agreement will survive any termination or expiration of this Agreement and continue in full force and effect. Such provisions will include ARTICLES 7 and 11 and payments that remain due and payable under this Agreement.

12.2 AMENDMENTS; WAIVER. Changes or modifications to this Agreement may not be made orally, but only by a written amendment or revision signed by both Parties. Any terms and conditions varying from this Agreement on any order, invoice or other notification from either Party are not binding on the other unless specifically accepted in writing by the other. Unless otherwise expressly provided in this Agreement, a delay or omission by either Party to exercise any right or power under this Agreement will not be construed to be a waiver thereof. No waiver of any breach of any provision of this Agreement will constitute a waiver of any prior, concurrent or subsequent breach of the same or any other provision hereof.

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                                                                    CONFIDENTIAL


12.3 BINDING NATURE; ASSIGNMENT. This Agreement will be binding on the Parties and their successors and permitted assigns (it being understood and agreed that nothing contained in this Agreement is intended to confer upon any other Person any rights, benefits or remedies of any kind or character whatsoever under or by reason of this Agreement). Neither Party may, nor will it have the power to, assign this Agreement, or any part hereof, without the prior written consent of the other, provided, that Sabre may assign its rights and delegate its duties and obligations without the prior written consent of TCY to any Subsidiary or Affiliate of Sabre as necessary in order for such Subsidiary or Affiliate to provide all or part of the Services. The Parties acknowledge that either Party might become a party to one or more transactions in the form of a merger, consolidation, reorganization, stock sale or exchange, sale of any substantial portion of such Party's assets or similar transaction. Any such transaction involving a Party (and whether or not it is the surviving entity) will be deemed to be an assignment of this Agreement by that Party requiring the consent of the other Party if: (a) in the case of Sabre being involved in such a transaction, the transaction materially and adversely affects Sabre's ability to continue to perform the Services in accordance with this Agreement; or (b) in the case of TCY being involved in such a transaction, the transaction (i) causes a material increase in Sabre's costs to provide Services, or (ii) impairs TCY's ability to meet its financial obligations hereunder.

12.4 THIRD PARTY BENEFICIARIES. Except as provided in this Agreement, this Agreement is entered into solely between, and may be enforced only by, Sabre and TCY, and this Agreement will not be deemed to create any rights in third parties, including suppliers and customers of a Party, or to create any obligations of a Party to any such third parties.

12.5 DISPUTE RESOLUTION. All Disputes arising out of the transactions contemplated by this Agreement will be resolved in accordance with the Dispute Resolution Procedure set forth in EXHIBIT A.

12.6 APPROVALS AND SIMILAR ACTIONS. Except as otherwise expressly provided in this Agreement, where agreement, approval, acceptance, consent or similar action is required of either Party by any provision of this Agreement, such action will not be unreasonably withheld or delayed. An approval or consent given by a Party under this Agreement will not relieve the other Party from responsibility for complying with the requirements of this Agreement, nor will it be construed as a waiver of any rights under this Agreement, except as and to the extent otherwise expressly provided in such approval or consent.

12.7 NOTICES. All notices under this Agreement will be in writing and will be deemed to have been duly given if delivered personally or by a nationally recognized courier service, faxed, electronically mailed or mailed by registered or certified mail, return receipt requested, postage prepaid, to the Parties at the addresses set forth in EXHIBIT
         B. All notices under this Agreement that are addressed as provided in this SECTION 12.7, (a) if delivered personally or by a nationally recognized courier service, will be deemed given upon delivery, (b) if delivered by facsimile or electronic mail, will be deemed given when confirmed and (c) if delivered by mail in the manner described above, will be deemed given on the fifth (5th) Business Day after the day it is deposited in a regular depository of the United States mail. Either Party from time to time may change its address or designee for notification purposes by giving the other Party notice of the new address or designee and the date upon which such change will become effective.

12.8     FORCE MAJEURE.

         (a) NO BREACH OR LIABILITY. No delay or failure of a Party to perform any of its obligations, other than payment obligations, under this Agreement due to causes beyond its reasonable control shall constitute a breach of this Agreement or render that Party liable for that delay or failure. Causes beyond a Party's reasonable control include:

                  (i) events or circumstances that the Party, using its Reasonable Efforts, is unable to prevent or overcome;

                                                                    CONFIDENTIAL


                  (ii) as to Sabre, causes also beyond the reasonable control of the Person to whom or which Sabre has Subcontracted the affected Service or Task in accordance with this Agreement; and

                  (iii) labor disputes, strikes, or other similar disturbances; acts of God; utilities or communications failures; acts of the public enemy; and riots, insurrections, sabotage, or vandalism.

         (b) NOTICE OF EXCUSABLE DELAY OR FAILURE. If a Party anticipates any excusable delay or failure under SECTION 12.8(a), it shall promptly Notify the other Party of the anticipated delay or failure, the anticipated effect of that delay or failure, and any actions that are being or are to be taken to alleviate or overcome the cause of the delay or failure.

         (c) EFFORTS TO OVERCOME. If a Party is claiming an excusable delay or failure under SECTION 12.8, it shall use its Reasonable Efforts to alleviate or overcome the cause of the delay or failure as soon as practicable.

         (d) EXTENDED DELAY OR FAILURE. If an excusable delay or failure continues for more than [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED], the Party entitled to the benefit of the affected obligation may perform itself or obtain from any other Person the obligation to which that Party is entitled (and that Party shall Notify the other Party of this election).

12.9 CONSTRUCTION RULES. If any provision of this Agreement is held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired, and such provision will be deemed to be restated to reflect the original intentions of the Parties as nearly as possible in accordance with applicable law. The Parties agree that this Agreement is an executory contract as contemplated by 11 U.S.C. Section
         365. In performing its obligations under this Agreement, neither Party will be required to undertake any activity that would conflict with the requirements of any applicable law, rule, regulation, interpretation, judgment, order or injunction of any governmental authority. This Agreement may be executed in multiple counterparts, each of which will be deemed an original and all of which taken together will constitute one instrument. The Parties acknowledge and agree that each has been represented by legal counsel of its choice throughout the negotiation and drafting of this Agreement, that each has participated in the drafting hereof and that this Agreement will not be construed in favor of or against either Party solely on the basis of a Party's drafting or participation in the drafting of any portion of this Agreement.

12.10 FURTHER ASSURANCES. The Parties will execute and deliver such other instruments and documents, and take such other actions, as either Party reasonably requests to evidence or effect the transactions contemplated by this Agreement.

12.11 GOVERNING LAW. This Agreement will be governed by and construed in accordance with the substantive laws of the State of Texas, without giving effect to any choice-of-law rules that may require the application of the laws of another jurisdiction.
                                      * * *

                                                                    CONFIDENTIAL


IN WITNESS WHEREOF, the Parties have duly executed and delivered this Agreement as of the Effective Date.


TRAVELOCITY.COM LP                                SABRE INC.

By:      TRAVELOCITY  HOLDINGS, INC.,
         Its general partner                      By: /s/ Jeffrey M. Jackson
                                                     ---------------------------
                                                  Title: Sr. V.P. and CFO
By: /s/ Andrew B. Steinberg                             ------------------------
   -----------------------------------            Date: March 7, 2000
Title: Sr. Vice President, General                     -------------------------
       Counsel and Corporate Secretary
      --------------------------------
Date: March 7, 2000
     ---------------------------------

                                                                   CONFIDENTIAL


                  DEFINITIONAL APPENDIX TO AMENDED AND RESTATED
                        ADMINISTRATIVE SERVICES AGREEMENT


A. DEFINED TERMS. In the Agreement, the following terms have the corresponding meanings:

"AFFILIATE": A Person that directly or indirectly through one or more intermediaries Controls, is Controlled by, or is under common Control with another Person.

"AGREEMENT": The Amended and Restated Administrative Services Agreement between Sabre and TCY (including the Definitional Appendix, the Dispute Resolution Appendix, and the Schedules), as may be amended or supplemented from time to time in accordance with its terms.

"AA":  means American Airlines, Inc., a Delaware corporation.

"AA PASS-THROUGH SERVICE" has the meaning given in SECTION 4.1(b)(i).

"ARBITRATION RULES": The Rules for Commercial Arbitration of the American Arbitration Association in effect at the time of an arbitration in accordance with the Dispute Resolution Procedure.

"BREACH NOTICE": A Party's Notice to the other Party alleging a breach of the Agreement (other than TCY's nonpayment of any amount related to an invoice) by the other Party, which describes the alleged breach, to the extent known by the notifying Party, and any particular cure or correction requested by the notifying Party.

"BUDGETED SERVICE COSTS" has the meaning given in SECTION 4.1(a)(i).

"BUSINESS DAY": Any Monday through Friday, excluding any such day on which banks are authorized to be closed in Texas.

"CONFIDENTIAL INFORMATION": All information identified by a Party as confidential to which the other Party has access in connection with the Services, whether before or after the Effective Date, and the Administrative Services Agreement and the Parties' rights and obligations thereunder.

"CONTROL": The right to exercise, directly or indirectly, more than 50% of the voting power attributable to the equity interests in an entity. ("Controlling" and "Controlled" have correlative meanings.)

"CONSENT": The prior written consent of a Party (in any capacity) in its sole discretion.

"DAMAGES": Losses, claims, obligations, demands, assessments, fines and penalties (whether civil or criminal), liabilities, expenses and costs (including reasonable fees and disbursements of legal counsel and accountants), bodily and other personal injuries, damage to tangible property, and other damages, of any kind or nature, actually suffered or incurred by a Person. "Damages":

         1.  consists only of actual damages;

         2. excludes any lost profits, lost income, or lost savings and any punitive, exemplary, consequential, indirect, special, or incidental damages (however described), even if the possibility of those losses or damages was known; and

         3. includes (except as may be reduced in accordance with the next sentence) all fines, penalties, and interest paid or payable to any Governmental Authority.

         If TCY has Damages, for which Sabre is liable, consisting of fines, penalties, and interest paid or payable to a Governmental Authority corresponding to any tax not timely paid, then those "Damages" shall be reduced by an amount equal to interest, [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED], accrued on that

                                                                   CONFIDENTIAL


tax from the due date until that tax is paid; for the avoidance of doubt, in this situation "Damages" shall not include any tax for which TCY would otherwise be liable to the Governmental Authority. Also for the avoidance of doubt, the "Damages" of a Person shall include any lost profits, lost income, or lost savings and any punitive, exemplary, consequential, indirect, special, or incidental damages (however described) awarded against that Person in favor of another Person asserting a Third-Party Claim against that Person. Notwithstanding anything to the contrary contained herein, "Damages" expressly includes all payments required to be made by TCY, and all claims of Sabre for payments required to be made by TCY, under this Agreement.

"DEFICIENCY": Sabre's failure, in rendering a Service or Task, to satisfy any contractual requirements for performance established under the Agreement. ("Deficient" has the correlative meaning.)

"DEFINITIONAL APPENDIX": This Definitional Appendix to Administrative Services Agreement, containing definitions and interpretive matters for, as an integral part of, the Agreement.

"DISPUTE": Any dispute, disagreement, claim, or controversy arising in connection with or relating to the Agreement, or the validity, interpretation, performance, breach, or termination of the Agreement, including any claim of breach of representation or warranty or of nonperformance and any claim regarding bodily or other personal injury or damage to tangible property.

"DISPUTE RESOLUTION APPENDIX": The Dispute Resolution Appendix to, containing the Dispute Resolution Procedure for, as an integral part of, the Agreement.

"DISPUTE RESOLUTION PROCEDURE": The procedure or process by which a Dispute shall be resolved (except as otherwise stated in the Agreement) as described in the Dispute Resolution Appendix.

"EFFECTIVE DATE": March 7, 2000, the date on which the Agreement becomes effective.

"EXPIRATION": The expiration of the term of the Agreement as stated in, and as may be renewed under, Article 2, without regard to any period of transition assistance. For the avoidance of doubt, "Expiration" does not include a termination of the Agreement under SECTION 10.1. ("Expire" and "Expired" have correlative meanings.)

"GOVERNMENTAL AUTHORITY": Any federal, state, local, or foreign government or governmental, quasi-governmental, administrative, or regulatory authority, agency, body, or entity, including any court or other tribunal.

"INDEMNIFICATION CLAIM": A claim or demand of a Party, on its behalf or on behalf of one or more of its Indemnified Agents, for indemnification under
SECTION 11.4.

"INDEMNIFICATION CLAIM NOTICE": A Notice from the Indemnified Party describing an Indemnification Claim and the amount or the estimated amount of that Indemnification Claim to the extent then feasible (though that estimate shall not be determinative of the final amount of that Indemnification Claim).

"INDEMNIFICATION RESPONSE PERIOD": The [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED] after an Indemnification Claim Notice is given during which the Indemnifying Party may investigate and determine its responsibility or liability for an Indemnification Claim and, if relating to a Third-Party Claim, Notify the Indemnified Party of the Indemnifying Party's election to defend that Third-Party Claim.

"INDEMNIFIED AGENTS": Collectively, the officers, directors, employees, and agents of a Party and, as to TCY, the TCY Companies and their respective officers, directors, employees, and agents.

"INDEMNIFIED PARTY": A Party entitled to or seeking indemnification, on its own behalf or on behalf of one or more of its Indemnified Agents, under SECTION 11.4.

"INDEMNIFYING PARTY": A Party that has or is alleged to have an obligation to indemnify the other Party in response to an Indemnification Claim.

                                                                   CONFIDENTIAL


"INFORMATION TECHNOLOGY SERVICES AGREEMENT": The Amended and Restated Information Technology Services Agreement between Sabre and TCY dated March 7, 2000, as may be amended or supplemented from time to time in accordance with its terms.

"LEGAL STAFF":  Legal personnel that Sabre employs or otherwise engages.

"MANDATORY SERVICE": A Service that shall be rendered and paid for, and may not be unilaterally discontinued under by TCY during the effectiveness of the Agreement.

"NONCONFORMING SERVICE": A Service or Task that, as agreed by the Parties or otherwise determined by the Dispute Resolution Procedure, was or is Deficient.

"NONPAYMENT NOTICE": A Notice from Sabre to TCY that describes an amount related to an invoice to TCY that Sabre has not received when due, which shall:

         1. constitute a demand for payment of the described amount; and

         2. state that either termination of the Agreement or cessation of transition assistance, whichever is applicable, by Sabre may result if the described amount is not paid by the tenth Business Day after that Notice is given.

"NOTICE": A written communication complying with SECTION 12.7. ("Notify" has the correlative meaning.)

"OPTIONAL SERVICE": A Service that may be unilaterally discontinued by either Party in accordance with the Agreement.

"PARTIES":  Collectively, Sabre and TCY. ("Party" means either Sabre or TCY.)

"PERSON": An individual; a corporation, partnership, trust, association, or entity of any kind or nature; or a Governmental Authority.

"PRICE": The amount or rate, in either case whether fixed or variable and however measured, charged to TCY for a Service, as agreed by the Parties.

"PROCEEDINGS": Any action, suit, claim, investigation, demand, audit, or other proceedings by or before any Governmental Authority or any arbitration proceedings.

"REASONABLE CONSENT": The prior written consent of a Party (in any capacity), which may not be unreasonably withheld or delayed.

"REASONABLE EFFORTS": The efforts of a Party that are commercially reasonable under the circumstances, which do not require a Party to institute or prosecute any Proceedings or to pay any Person other than that Party's representatives or agents, including (only as to Sabre) Subcontractors.

"REPRESENTATIVES": Collectively, Sabre's Representative and TCY's
Representative.

"SABRE": Sabre, Inc., a Delaware corporation.

"SABRE'S REPRESENTATIVE": The individual agent or representative designated by Sabre to be Sabre's formal liaison with or representative to TCY for matters relating to the Agreement, having the (non-exclusive) authority and responsibility described in the Agreement.

"SABRE'S TRANSITION CHARGES": The sum of the following, incurred in or resulting from Sabre's compliance with requests for transition assistance for up to [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED] after Expiration or during the Transition Period (as the case may be):

                                                                   CONFIDENTIAL


[TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]

"SCHEDULE": A Schedule to the Agreement that describes a Service, and the location or locations at which that Service is to be rendered if not at Sabre's offices or Subcontracted.

"SERVICE": An individual management service, to be rendered by Sabre under the Agreement, that is described as a "Service" in a Schedule. A Service may also be described in a Schedule by all or a portion of its constituent Tasks.

"SERVICE SUBCONTRACT": An agreement or arrangement, oral or written, under which a Subcontractor is to render or perform any Service or Task on Sabre's behalf or in Sabre's stead.

"SUBCONTRACT": Sabre's entering into a Service Subcontract. ("Subcontracted" and "Subcontracting" have correlative meanings.)

"SUBCONTRACT TERMINATION PENALTY": An obligation described in, as part of the terms of, a Service Subcontract to pay the Subcontractor a charge, fine, penalty, or other amount upon the termination or partial termination of that Service Subcontract, including any return to the Subcontractor of any equipment or goods held under that Service Subcontract.

"SUBCONTRACTOR": A Person, other than an employee of Sabre, who or which enters into a Service Subcontract with Sabre.

"SUBSIDIARY": As to any Person, any other Person of which more than fifty percent (50%) (in number of votes) of the issued and outstanding securities having ordinary voting power for the election of at least a majority of the directors is owned or controlled, directly or indirectly, by that Person.

"TASK": Any one of the group of processes, procedures, or services that is described in a Schedule as constituting, or included in, a Service.

"TCY ALLOCABLE PERCENTAGE" has the meaning given in Section 4.1(a)(ii).

"TERMINATION DATE": The date on which the Agreement is terminated in accordance with SECTION 10.1, without regard to any Transition Period.

"THIRD-PARTY CLAIM": A claim of liability asserted against either Party by a Person other than the other Party or either Party's Indemnified Agents.

"TRANSITION PERIOD": The maximum [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED] after the Termination Date during which Sabre shall, as TCY reasonably requests, render one or more Services in accordance with SECTION 10.3(a) or provide transition assistance in accordance with SECTION 10.3(b).

"TCY":  Travelocity.com LP, a Delaware limited partnership.

"TCY COMPANY": Travelocity.com Inc., a Delaware corporation, and any entity over which TCY has Control.

"TCY'S REPRESENTATIVE": The individual agent or representative designated by TCY to be TCY's formal liaison with or representative to TCY for matters relating to the Agreement, having the (non-exclusive) authority and responsibility described in the Agreement.

B. INTERPRETATIVE MATTERS. The Agreement is the result of the Parties' negotiations, and no provision of the Agreement shall be construed for or against either Party because of the authorship of that provision. In the interpretation of the Agreement, except where the context otherwise requires:

                                                                   CONFIDENTIAL


1. "including" or "include" does not denote or apply any limitation;

2. "or" has the inclusive meaning "and/or";

3. "$" refers to United States dollars;

4. the singular includes the plural, and vice versa, and each gender includes each of the others;

5. captions or headings are only for reference and are not to be considered in interpreting the Agreement;

6. "Article" and "Section" refer to an Article and Section, respectively, of the Agreement, unless otherwise stated in the Agreement;

7. an event to occur, an action to be performed, or a condition to be satisfied "by" or "as of" a stated date in the Agreement shall occur or be effective or satisfied no later than 5:00 p.m. on that date; and

8. each reference to a time of day in the Agreement is to local time in Fort Worth, Texas, and "midnight" begins a day.

                                                                   CONFIDENTIAL


                                    EXHIBIT A

                           DISPUTE RESOLUTION APPENDIX

1.       CERTAIN DEFINITIONS

This Section 1 sets forth certain definitions used in this Dispute Resolution Process. Other capitalized terms used but not defined here in have the meanings ascribed to them in the Agreement.

ARBITRATION RULES
The rules of the American Arbitration Association ("AAA") in effect on the date of the commencement of the arbitration.

QUALIFICATIONS Having extensive knowledge or experience, or both, regarding information technology services similar to the Services that are the subject of the Dispute, and fluent in English.

2.       DISPUTE RESOLUTION PROCEDURE.

         (a)      GENERAL PROCEDURE.

                  The Parties shall resolve all Disputes in accordance with this procedure:

                  (i) Disputes shall first be submitted to the Representatives as indicated in Section 3 of this Exhibit.

                  (ii) If a Dispute is not resolved by the Representatives, then either Party may submit the Dispute to mediation as outlined in Section 4 of this Exhibit.

                  (iii) If a Dispute is not resolved by mediation, then either Party may submit the Dispute to binding arbitration in accordance with Section 5 of this Exhibit.

                  A referral under either Section 2(a)(ii) and/or 2(a)(iii) of this Exhibit shall be made by written notice to the Representatives. That notice shall be in a form mutually agreed to by the Representatives or an electronic mail message and addressed to each Representative at his or her office address or electronic mail address; each notice shall be given and effective upon actual receipt.

3.       DISPUTE RESOLUTION.

         (a)      REPRESENTATIVE ACTION.

                  If the Dispute (a) involves less than [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED], and (b) does not require an amendment to the Services, Fees or any other material term of the Agreement, the Representatives will discuss the Dispute in good faith in an attempt to resolve the Dispute to the mutual satisfaction of both Parties. If the Representatives are unable to resolve the Dispute to the mutual satisfaction of both Parties within [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED] after receipt of written notice by one Party from the other that a Dispute exists, the Dispute shall, at the written request of either Party, be submitted to mediation as outlined in Section 4 of this Exhibit.

4.       MEDIATION.

The mediation of an unresolved Dispute shall be conducted in this manner:

                                                                   CONFIDENTIAL


         (a) Either Party may submit the Dispute to mediation by giving notice of mediation to the other Party. The Parties shall attempt to agree promptly after that notice is given upon and appoint a sole mediator who has the Qualifications.

         (b) If the Parties are unable to agree upon a mediator within [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED] after the date the Dispute is submitted to mediation, either Party may request the Dallas, Texas office of the AAA to appoint a mediator who has the Qualifications. The mediator so appointed shall be deemed to have the Qualifications and to be accepted by the Parties.

         (c) The mediation shall be conducted in Dallas, Texas at a place and a time agreed by the Parties with the mediator, or if the Parties cannot agree, as designated by the mediator. The mediation shall be held within [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED] after the mediator is appointed.

         (d) If either Party has substantial need for information from the other Party in order to prepare for the mediation, the Parties shall attempt to agree on procedures for the formal exchange of information; if the Parties cannot agree, the mediator's determination shall be effective.

         (e) Each Party shall be represented in the mediation by a natural person with authority to settle the Dispute on behalf of that Party and, if desired by that Party, by counsel for that Party. The Parties' representatives in the mediation shall continue with the mediation as long as the mediator requests.

         (f) Unless otherwise agreed by the Parties, each Party shall pay one-half of the mediator's fees and expenses and shall bear all of its own expenses in connection with the mediation. Neither Party may employ or use the mediator as a witness, consultant, expert, or counsel regarding the Dispute or any related matters.

5.       ARBITRATION.

The arbitration of an unresolved Dispute shall be conducted in this manner:

         (a) Either Party may begin arbitration by filing a demand for arbitration in accordance with the Arbitration Rules. The Parties shall attempt to agree upon and appoint a panel of three (3) arbitrators promptly after that demand is filed. Each of those arbitrators must have the Qualifications unless otherwise agreed by both Parties.

         (b) If the Parties are unable to agree upon any or all of the arbitrators within [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED] after the demand for arbitration was filed (and do not agree to an extension of that [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]), then each Party shall designate one arbitrator with Qualifications and the AAA shall designate a third, if possible, with Qualifications; nevertheless, such arbitrator so appointed shall be deemed to have the Qualifications and to be accepted by the Parties as part of the panel.

         (c) The arbitration shall be conducted in Dallas, Texas at a place and a time agreed by the Parties with the panel, or if the Parties cannot agree, as designated by the panel. The panel may, however, call and conduct hearings and meetings at such other places as the Parties may agree or as the panel may, on the motion of one Party, determine to be necessary to obtain significant testimony or evidence.

         (d) The Parties shall attempt to agree upon the scope and nature of any discovery for the arbitration. If the Parties do not agree, the panel may authorize any and all forms of discovery, including depositions, interrogatories, and document production, upon a showing of particularized need that the requested discovery is likely to lead to material evidence needed to resolve the Dispute and is not excessive in scope, timing, or cost.

                                                                   CONFIDENTIAL


         (e) The arbitration shall be subject to the Federal Arbitration Act and conducted in accordance with the Arbitration Rules to the extent they do not conflict with this Section 5. The Parties and the panel may, however, agree to vary the provisions of this Section 5 or the matters otherwise governed by the Arbitration Rules.

         (f)      The panel has no power to:

                  (i) rule upon or grant any extension, renewal, or continuance of the Agreement;

                  (ii) award remedies or relief either expressly prohibited by the Agreement or under circumstances not permitted by the Agreement; or

                  (iii) grant provisional or temporary injunctive relief before rendering the final decision or award.

         (g) Unless the Parties otherwise agree, all Disputes regarding or related to the same topic or event that are subject to arbitration at one time shall be consolidated in a single arbitration proceeding.

         (h)      A Party or other person involved in an arbitration under this
                  Section 5 may join in that arbitration any person other than a Party if:

                  (i) the person to be joined agrees to resolve the particular dispute or controversy in accordance with this Section 5 and the other provisions of this Schedule applicable to arbitration; and

                  (ii) the panel determines, upon application of the person seeking joinder, that the joinder of that other person will promote the efficiency, expedition, and consistency of the result of the arbitration and will not unfairly prejudice any other Party to the arbitration.

         (i) The arbitration hearing shall be held within [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED] after the appointment of the panel. Upon request of either Party, the panel shall arrange for a transcribed record of the arbitration hearing, to be made available to both Parties.

         (j) The panel's final decision or award shall be made within [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED] after the hearing. That final decision or award shall be made by unanimous or majority vote or consent of the arbitrators constituting the panel, shall be deemed issued at the place of arbitration and shall be made in U.S. dollars. The panel shall issue a reasoned written final decision or award based on the Agreement and Texas law; the panel may not act according to equity and conscience or as an amicable compounder or apply the law merchant.

         (k)      The panel's final decision or award may include:

                  (i) recovery of general damages to the extent permitted by the Agreement (but not consequential, exemplary or punitive damages); or

                  (ii) injunctive relief in response to any actual or threatened breach of the Agreement or any other actual or threatened action or omission of a Party under or in connection with the Agreement.

         (l) The panel's final decision or award shall be final and binding upon the Parties, and judgment upon that decision or award may be entered in any court having jurisdiction over either or both of the Parties or their respective assets. The Parties specifically waive any right they may have to apply

                                                                   CONFIDENTIAL


                  or appeal to any court for relief from the preceding sentence or from any decision of the panel made, or any question of law arising, before the final decision or award; and the Parties shall not dispute nor question the validity of such award before any regulator or other authority in any jurisdiction where enforcement action is taken by the Party or Parties in whose favor the award was rendered. If any decision by the panel is vacated for any reason, the Parties shall submit that Dispute to a new arbitration in accordance with this Section 5.

         (m) Each Party shall pay one-half of the arbitrators' fees and expenses, and shall bear all of its own expenses in connection with the arbitration. The panel has the authority, however, to award recovery of all costs and fees (including attorneys' fees, administrative fees and the panel's fees and expenses) to the prevailing Party in the arbitration.

6.       RECOURSE TO COURTS.

Nothing in this Schedule limits the right of either Party to apply to a court or other tribunal having jurisdiction to:

         (a) enforce this Schedule, including the agreement to arbitrate in this Schedule;

         (b) seek provisional or temporary injunctive relief so as to avoid irreparable damage or maintain the status quo, until a final arbitration decision or award is rendered or the Dispute is otherwise resolved; or

         (c) challenge or vacate any final arbitration decision or award that does not comport with Section 5 of this Schedule.

7.       SUBMISSION TO JURISDICTION.

Each Party irrevocably submits to the jurisdiction of the federal courts of the United States and the state courts of Texas located in Fort Worth. Each Party waives any defense or challenge to that jurisdiction based on lack of personal jurisdiction, improper venue, or inconvenience of forum.

8.       CONFIDENTIALITY.

The proceedings of all negotiations, mediations, and arbitrations shall be privately conducted. The Parties shall keep confidential all conduct, negotiations, documents, decisions, and awards in connection with those proceedings under this Schedule.

9.       EXCLUSIVE REMEDY.

Other than those matters involving injunctive or other extraordinary relief or any action necessary to enforce the award of the arbitrator, the Parties agree that the provisions of this Schedule are a complete defense to any suit, action or other proceeding instituted in any court or before any administrative tribunal with respect to any Dispute or the provision of the Base Services or Variable Services by Sabre. Nothing in this Exhibit prevents the Parties from exercising their rights to terminate the Agreement in accordance with Article X of the Agreement.

10.      CONTINUED PERFORMANCE; ESCROW ACCOUNT.

Unless (a) Sabre has commenced a proceeding or has presented a claim for nonpayment by Customer of amounts due under the Agreement, and Customer does not promptly pay all amounts in dispute into the escrow account referred to below, or (b) the Agreement has been terminated in accordance with Article X, Sabre will continue to provide the Services during any dispute resolution proceedings (whether informal or formal) commenced pursuant to this Exhibit and Customer will continue to perform its obligations (including the making of payments to Sabre) in accordance with the Agreement. Up to the maximum amount in dispute, any disputed payment will be paid pending resolution of the Dispute into an escrow account that is structured by agreement of the Parties or, if agreement cannot be reached, as directed by the mediator or arbitrator, as the case may be, engaged in accordance with this

                                                                   CONFIDENTIAL


Exhibit. Any such escrow account will provide for the payment of interest on the amounts deposited therein, and the Parties (if the Dispute is resolved informally) or the mediator or arbitrator, as the case may be (if the Dispute is resolved formally), will make the determination regarding distribution of such deposited amounts plus interest. If Customer fails to escrow disputed payments as required by the Agreement, Sabre may apply to any court of competent jurisdiction to seek injunctive relief for such failure and will have the right to terminate the Agreement in accordance with Article X of the Agreement.

11.      OTHER.

         (a)      U.N. CONVENTION.

                  The enforcement of any arbitral award will be in accordance with and governed by the United Nations Convention on the Recognition and Enforcement of Foreign Arbitral Awards.

         (b)      LANGUAGE.

                  Negotiations, mediations and arbitrations will be conducted in the English language.

                                                                    CONFIDENTIAL


                                    EXHIBIT B

                                     NOTICE

If to Sabre:

         Sabre Inc.
         MD 4204
         4255 Amon Carter Blvd.
         Fort Worth, TX 76155
         Fax: (817) 967-1215
         Attention: President

         With a copy to:

         Sabre Inc.
         MD 4204
         4255 Amon Carter Blvd.
         Fort Worth, TX 76155
         Fax: (817) 967-1215
         Attention: General Counsel

If to TCY:

         Travelocity.com LP
         4200 Buckingham Road, MD 1400
         Fort Worth, Texas 76155
         Fax: (817) 963-8869
         Attention: President

         With a copy to:

         Travelocity.com LP
         4200 Buckingham Road, MD 1400
         Fort Worth, Texas 76155
         Fax: (817) 963-8869
         Attention: General Counsel


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                                                                    CONFIDENTIAL




                                    EXHIBIT C

                          ADDITIONAL OPTIONAL SERVICES



    The Services currently described on the Schedules, which are not initially selected by TCY on Schedule XIV.


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                                    SCHEDULES



                        ADMINISTRATIVE SERVICES AGREEMENT









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Note: Certain of the Services and Tasks described below will not be relevant to
TCY's business and operations. To the extent that such Services and Tasks are not relevant, then Sabre will not perform such Services or Tasks for TCY, and TCY will not be required to pay for such Services or Tasks.


                                   Schedule I

                     TAX ADMINISTRATION SERVICE (MANDATORY)

DESCRIPTION OF SERVICE: Tax Administration is defined as tax research and planning and tax return preparation in compliance with tax statutes and regulations. The Tasks to be performed under Tax Administration Service (Mandatory) consist of:

A.       U.S. federal and state income tax compliance
         i.       tax return preparation and tax payment processing
         ii.      representation on audits and contests
         iii. management of development of tax and accounting systems to minimize compliance costs

B.       U.S. federal and state income tax accounting and reporting
         i.       income tax account analysis
         ii.      tax provision accounting

C.       U.S. federal and state income tax planning and projects
         i. research and planning to assess impact of taxes on operations and on proposed transactions
         ii.      legislative and regulatory monitoring

D.       Sales/use, excise, property and other transaction taxes
         i.       Tax return preparation and property tax rendition filing
         ii.      Tax payment processing
         iii.     Audits and contests
         iv.      Research and planning
         v.       Monitor legislation and regulations effecting the business
         vi.      Tax accounting

E.       International
         i.       Manage tax return preparation and VAT collection calculations
         ii.      Foreign audits and contests
         iii.     Research and planning
         iv.      Monitor legislation and regulations effecting the business
         v.       Tax accounting

F.       Systems Development
         i.       Develop design specifications for the new financial and
                  logistics systems to automate the tax functions
         ii.      Assisting in the developments of semi-automated accounting systems
         iii.     Maintenance and modifications of tax systems


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                                   Schedule II

            HUMAN RESOURCES GOVERNMENT REPORTING SERVICE (MANDATORY)

DESCRIPTION OF SERVICE: Tasks to be performed to support TCY's compliance with U.S. Federal human-resources-related reporting statutes. The Tasks to be performed consist of:

A.       Summary Plan Descriptions
B. Pension Annual Reporting and Disclosure, maintaining ERISA administration requirements, plan documentation, research and analysis, ADA accommodations, and Affirmative Action / Department of Labor / EEO administration.
C. State unemployment compensation administration, including responding to State and Federal government agencies (including State unemployment compensation claims, and claims regulated by State and Federal equal employment opportunity agencies); processing unemployment compensation claims; monitoring charges to TCY unemployment accounts in each State; and administering rates assigned by States.








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                                  Schedule III

                               ACCOUNTING SERVICES



                             CASH ACCOUNTING SERVICE

DESCRIPTION OF SERVICE:  The Tasks to be performed consist of:

A.       Reconciliation of domestic bank accounts
B. Identification and resolution of cash irregularities and cash reporting issues
C.       Primary internal control relative to cash
D.       Recognition of foreign currency adjustments
E.       Investigation, resolution and subsequent clearing of reconciling items

                               RECEIVABLES SERVICE

DESCRIPTION OF SERVICE:  The Tasks to be performed consist of:

A.       Receivable Billing/Accounting
         i.       Bill posting to the receivable sub-ledger system
         ii.      Cash applications
         iii. Coordination of settlement with Airlines Clearing House, or IATA Clearing House
         iv.      Account reconciliation, and receivable servicing

                           PAYROLL PRODUCTION SERVICE

DESCRIPTION OF SERVICE: Responsible for the calculation and distribution of payroll checks and incentive compensation checks. The Tasks to be performed consist of:

A. Regular Checks - Processing of regular paychecks on a weekly, bi-weekly, and semi-monthly basis
B. Remote Checks - Processing of remote or supplemental paychecks for adjustments
C. Gross Pay Adjustments to be completed during the next regular pay period
D.       Garnishments
E.       Stop payments for lost or stolen paychecks
F. Bonuses and Special Payments - Processing of special payments that require development changes

                         PAYROLL TAX ACCOUNTING SERVICE

DESCRIPTION OF SERVICE:  The Tasks to be performed consist of:

A. Payroll Taxes - Charges for the collection, remittance and accounting for payroll taxes and other moneys collected from employee paychecks. The cost is driven by the number of payroll checks that are processed in one calendar year.
B. Payroll Tax Reporting - Charges for reporting for Federal and State withholding and unemployment taxes. The costs are driven by the number of states worked.


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C.       Payroll Tax Year End - Charges for the year end production of annual wage and tax statements. The cost is driven by the number of W-2s issued in one calendar year, and the number of states worked.

                            PAYROLL CUSTOMER SERVICE

DESCRIPTION OF SERVICE:  The Tasks to be performed consist of:

A. Employment Verification - Completion of the wage and employment information requested by lending institutions.
B.       W-2 Reissues.
C. Employment Receivables - The administration and collection of balances from employees for advances, uniforms, and salary overpayments, check distribution special handling.

         NOTE that certain related fees are paid directly by TCY, its employees, or relevant lending institutions.

                        DISBURSEMENTS PRODUCTION SERVICE

DESCRIPTION OF SERVICE:  The Tasks to be performed consist of:

A.       Usage of EDI Mailbox and translator, Federal Express
B.       Other EDI
C.       Audit and Processing of contract based payments







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                                   Schedule IV

                         HUMAN RESOURCES ADMINISTRATION

DESCRIPTION OF SERVICE:  The Service consists of:

Employment relations administration generally, but excluding mandatory Services described on Schedule II, and further consisting of the following Tasks:

                  SERVICE DESCRIPTION
Providing and Managing Health and Welfare Benefits
Management and Professional Recruitment
College Recruitment
Support Staff Recruitment
Managing Employee Information and Documentation
Managing Employee Performance and Terminations
Compensating Employees and Job Leveling
Bonus Commission Programs
Providing Retirement Benefits
Training Management
Maintain Human Resources Information System (HRIS)
Providing and Managing Workers Compensation
Facilitating Management Career Moves
Developing Admin / Interpreting Corporate Policy
Assisting AMR Executives - Executive administration
Evaluating Employees and their Performance Progress
Relocating Employees
Admin and Cost Control
Managing employees' employment-related complaints
Executive compensation administration
Family Medical Leave Act Application Processing and Program Administration


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                                   Schedule V

                                Medical Services

DESCRIPTION OF SERVICE:  The Tasks to be performed consist of:

A) Employee Assistance Program Services (as required by the Federal Drugfree Workplace Act)
B)   Full TCY Employee Access to all Sabre Preventive Healthcare Programs
C) Ergonomics Support Including Workstation Design And Other OSHA Required for all Ergonomics Services
D)   ADA-Related Ergonomic Accommodations Work
E)   Occupational Healthcare Litigation Support
F) Full Access to all Sabre Travel Medicine Databases, and Applicable Occupational Healthcare Record Keeping (but not OSHA Log Record keeping).
G)   New Hire Physicals--Non-Safety Sensitive
H)   Clinic - Employee Visit
I)   Employee Drug and Alcohol Testing
K)   Other services will be provided to TCY on a by-request basis


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                                   Schedule VI

                               FINANCIAL SERVICES

                       General Corporate Finance Services

DESCRIPTION OF SERVICE: As more fully described below, Sabre Finance Department will provide TCY centralized finance services. The Tasks to be performed by Sabre consist of:

A.       Cash Management Strategies
B.       Consolidated Financial Planning and Analysis
C.       Business Insurance Administration
D.       Financial Systems Services
E.       Strategic Planning and Corporate Development Advisory Services
F.       Investor Relations

                         BANKING/CASH MANAGEMENT SERVICE

DESCRIPTION OF SERVICE: Sabre shall provide TCY centralized cash management services which are substantially the same as the cash management services provided by Sabre to TCY immediately prior to the Effective Date. The Tasks to be performed by Sabre consist of:

A.       Cash Management Strategies
         i.       optimize the utilization of the daily cash activity
         ii. maintain separate bank accounts for TCY and, in connection therewith, open and close bank accounts, as required
         iii. design, develop and implement enhanced, practical, cost-efficient cash management processes
         iv.      negotiate for new improved bank services
         v.       review bank services and fees
B.       Cash Mobilization
         i.       initiate properly approved wire transfers
         ii.      collect all available bank account balances
         iii.     fund all disbursements accounts
         iv. coordinate daily with investment services resources for all cash excess/shortfalls
         v.       generate, as needed, advance to and/or from Sabre
C.       Coordination of Letters of Credit
D.       Pass-Through expense of banking service charges
E. Cash Investment - transfer excess cash to investment services resources, which will invest such cash in a manner consistent with the investment objectives utilized by the investment services resources for TCY as of the date of this Agreement.

                            CORPORATE FINANCE SERVICE

DESCRIPTION OF SERVICE:  The Tasks to be performed consist of:

A.       Coordination of Financing Decisions
B.       Risk Assessment and Management
C.       Financing Administration


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                    BUSINESS INSURANCE ADMINISTRATION SERVICE

DESCRIPTION OF SERVICE:   The Tasks to be performed consist of:

A.       Negotiation of Insurance Policy Terms and Premiums
B.       Contract Review and Revisions
C.       Claims Handling
D.       Calculation for the allocation of insurance premiums to TCY

TCY may determine, in its discretion, whether to obtain its own business insurance policies or to participate in one or more business insurance policies obtained or arranged by Sabre. To the extent that TCY elects (by agreement with Sabre) to so participate, TCY shall pay a portion of the premiums for the insurance policies in which it participates based on an allocation methodology agreed upon by the Parties for those policies.

                            FINANCIAL SYSTEMS SERVICE

DESCRIPTION OF SERVICE: Tasks consist of providing usage of Financial Services systems applications, including SAP.

                               STRATEGIC PLANNING

Strategic planning services.


                               INVESTOR RELATIONS

Investor relations services


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                                  Schedule VII

                           GENERAL CORPORATE SERVICES

                         SABRE SUPPLY MANAGEMENT SERVICE

DESCRIPTION OF SERVICE: The Supply Management Service will be performed in accordance with a corresponding power of attorney granted to Sabre. The Tasks to be performed are needs identification, bid proposals, awarding process, ordering process, delivery process, payment and maintenance process for:

A. Hardware Purchases including Personal Computers, Telecommunications Equipment, and Printers
B.       Software Purchases and Licensing Agreements
C.       Telecom Services and Maintenance Contracts

                           CORPORATE SECURITY SERVICE

DESCRIPTION OF SERVICE:   The Tasks to be performed consist of:

A.       Investigations
B.       Consultation & Representation
C.       Ticket Loss Prevention
D.       Audits & Tests
E.       Instruction
F.       Administration

                          SAFETY ADMINISTRATION SERVICE

DESCRIPTION OF SERVICE:  The Tasks to be performed consist of:

A.       Ground Safety
         i.       Employee Injury and Illness
         ii.      Ergonomic Program
         iii.     Safety Audits
         iv.      OSHA Administration
         v.       Industrial Hygiene Program
         vi.      Safety Training

B.       Environmental Safety
         i.       Environmental Assessments
         ii.      Environmental Training
         iii.     Legal & Lobbying
         iv.      Environmental Regulations
         v.       Technical Assistance and Support
         vi.      Program and Professional Development Services
         vii.     Waste Minimization Programs
         viii.    Recycling Programs



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                           GENERAL SERVICES DEPARTMENT

DESCRIPTION OF SERVICE: The Services (which are not merely Tasks) to be performed will consist of:

1.1      Services
A.       Archives
B.       Reserved Parking Permits Administration
C.       Mail Services includes mailings by USPS below 1,000 pieces
D.       USPS Postage for orders exceeding 1,000 pieces not covered by Mail
         Services
E.       HDQ Telephone Directory
         i.       Maintain Corporate Mailing Lists
         ii.      Maintain Company Regulations
F. Administration of contracts executed between Sabre and subcontractors for Services not performed by Sabre employees

                 GENERAL SERVICES' PASS-THROUGH EXPENSES SERVICE

DESCRIPTION OF SERVICE: Sabre pays Subcontractors for the following Services (which are not merely Tasks). The list below represents a pass-through of expenses allocable to TCY.

1.2      Services

A.       Employee Shuttle Service DFW/HDQ/DFW

B.       Paper Supplier

C.       Installation and Management of Copiers
D.       Printing and Mailing Services
E.       Cafeteria and Vending Services
                  CPIV and Trinity

[Buildings Served: Sabre is offering General Services to TCY at the following locations:

         CPI               CPIV

                             CORPORATE CARD SERVICE

A.       Administration of Corporate Card


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                                  Schedule VIII

                                 LEGAL SERVICES

DESCRIPTION OF SERVICE: Tasks consist of rendering professional legal services for matters in the following areas:

A.       Labor and Employment Law
         i.       Labor Litigation
         ii.      Equal Employment Opportunity Commission Claims (EEOC)
         iii.     Department of Human Rights Claims (DHR)
         iv.      Railway Labor Act Issues and Claims
         v.       OSHA Issues and Claims
         vi.      Environmental Issues and Claims
         vii.     Immigration Filings
         viii.    Garnishments
         ix.      ERISA Issues
B.       Litigation
         i.       Commercial Litigation
         ii.      Antitrust Litigation
         iii.     EC Regulation
         iv.      CRS Issues
         v.       Federal Aviation Administration Issues and Claims (FAA)
         vi.      Subpoenas
C.       Corporate Law
         i.       Contract Review and Preparation
         ii.      Mergers and Acquisitions
         iii.     Corporate Registrations
         iv.      Corporate and Securities law compliance
         v.       Real Estate
         vi.      Bankruptcy
         vii.     Intellectual Properties
         viii.    Customs
D.       Corporate Finance
         i.       Public Financing
         ii.      Private Financing
         iii.     SEC Regulations
E.       General Regulatory Matters
F.       Government Affairs Service
         i.       U.S. Federal Government Regulations
         ii.      State and Local Government Relations
         iii. Coordination of Sabre Lobbying Efforts at all levels of Government


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                                   Schedule IX

                                  AUDIT SERVICE

DESCRIPTION OF SERVICE: Conducting internal audits and coordinating external audit functions.








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                                   Schedule X

                               FACILITIES SERVICES

DESCRIPTION OF SERVICE: The Tasks to be performed at the current TCY locations, and other locations agreed to by the parties, will consist of:

A.       Facilities Support
         i.       Space Programming Studies
         ii.      Manage Design Professionals
         iii.     Cost Estimations/Refinement for New Projects
         iv.      Evaluate Requests for Proposals (RFPs)
         v.       Value Engineering
         vi.      Project Feasibility Studies
         vii.     Bidding and Contract Negotiations
         viii.    Project Management
         ix.      Contract Audit Control
         x.       Project Close Out
         xi.      HDQ Space Planning
B.       Properties Support
         i.       Rate and Change Evaluation
         ii.      Tenant and Landlord Liaison
         iii.     Negotiation of New Leases
         iv.      Negotiation of Additional Services under Leases
         v.       Property Management
         vi.      Real Estate Market Analysis
C.       Planning and Technical Support
         i.       Environmental Engineering
         ii.      Energy Audits
         iii.     Automation Environment
         iv.      Pre-Conditioned Air/Ground Power
         v.       Material Handling Systems
D.       Facilities Maintenance Pass-Through Expense
         i. Sabre General Services pay Subcontractors providing facilities maintenance services (e.g., hazardous waste removal, janitorial services and pest control), for Prices consisting only of a pass-through of expenses (under the Service Subcontracts) allocable to TCY.
E.       Utilities Management Services


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                                   Schedule XI

                        CORPORATE COMMUNICATIONS SERVICE

DESCRIPTION OF SERVICE: The Tasks to be performed consist of:

A.       Strategic Planning & Counseling
B.       Media Relations
C.       Marketing Communications
D.       Issues Management
E.       Project Management
F.       Executive Support
G.       Internal Communications
H.       On-Line Communications
I.       Financial Reporting Communications
J.       Administration and Clerical Duties
K.       Community Relations





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                                  Schedule XII

                            CORPORATE TRAVEL SERVICES

            OTHER AIRLINE (OA) PERSONAL TRAVEL ADMINISTRATION SERVICE

DESCRIPTION OF SERVICE: Sabre will provide administrative support for TCY's personal travel on Other Airlines (OA). Tasks to be performed consist of:

A.       Secure of agreement with Other Airlines (OAs)
         i.       Draft cover letters
         ii.      Revise Sabre ID agreement to include the TCY
         iii.     Negotiate new arrangements with each airline
         iv.      Conclude and execute revised agreements
B.       Contract Maintenance
         i.       Ongoing negotiations
         ii.      Secure additional carriers
         iii.     Conflict resolution with OAs
         iv.      Contract preparation and filing
C.       Administrative Support
         i.       Provide updates to TCY reference material
         ii.      Respond to employee inquiries
         iii.     Prepare PNRs for ticketing
         iv.      Provide OA with pay-back passes on AA

            OTHER AIRLINE (OA) BUSINESS TRAVEL ADMINISTRATION SERVICE

DESCRIPTION OF SERVICE: Sabre will provide administrative support for the TCY's business travel on Other Airlines (OA). Tasks to perform consist of:

A.       Secure Business Travel on Other Airlines
         i.       Negotiate arrangements with other airlines
         ii.      Provide other airlines travel on AA
B.       Contract Maintenance
         i.       Process TCY pass requests
         ii.      Process OA business travel requests
C.       Administrative Support
         i.       Provide updates to the TCY reference manual
         ii.      Respond to employee inquiries
         iii.     Prepare PNRs for ticketing

                          CORPORATE TRAVEL DESK SERVICE

DESCRIPTION OF SERVICE:  The Tasks to be performed consist of:

A.       Booking of Hotels for Business Travel and Interline Rates
B.       Booking for Rental Vehicles for Business Travel at Interline Rates


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                                  Schedule XIII

                           Executive Office Functions

DESCRIPTION OF SERVICE: Sabre provides executive office support, for its Subsidiaries (including TCY), in the following areas of executive function:

A.       Chief Executive Office
B.       Chief Financial Officer
C.       Chief Information Officer






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                                  Schedule XIV

                     TCY Allocable Percentage for Year 2000


[TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]









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